Transgenomic Reports Fourth Quarter Financial Results

Conference call begins at 11:00 a.m. Eastern Time tomorrow

OMAHA, Neb., March 10, 2011 /PRNewswire/ -- Transgenomic, Inc. (OTC Bulletin Board: TBIO) today reported financial results for the three and 12 months ended December 31, 2010, and provided a business update.

The Company reported a net loss for 2010 of $3.1 million or $0.06 per share, compared with a net loss for 2009 of $1.9 million or $0.04 per share.  Net sales for 2010 were $20.0 million, compared with $22.0 million for 2009.  Gross profit was $9.8 million or 49 percent of net sales for 2010, compared with gross profit of $11.6 million or 53 percent of net sales for 2009.  Operating expenses were $13.4 million for 2010, which included acquisition related expense of $0.8 million, or $12.6 million, excluding the acquisition expenses.  Operating expenses for 2009 were $13.5 million.  Other income in the year ended December 31, 2010 includes an award of a federal grant under the Qualifying Therapeutic Discovery Project of $0.6 million, net of consulting fees.

Net loss for the fourth quarter of 2010 was $767,000 or $0.02 per diluted share, compared with a net income of $129,000 or $0.00 per share for the fourth quarter of 2009.  Net sales were $5.1 million during the fourth quarter 2010, compared with $6.5 million during the comparable period of 2009.  The fourth quarter of 2009 included an exceptionally large order of WAVE instruments. Gross profit was $2.4 million or 47 percent of net sales during the fourth quarter of 2010, compared with gross profit of $3.4 million or 52 percent of net sales during the comparable period of 2009.  Operating expenses were $3.7 million during the fourth quarter of 2010, including $0.8 million of costs related to the FAMILION acquisition, or $2.9 million, excluding the acquisition expenses, compared with $3.1 million during the same period of 2009.

Cash and cash equivalents were $3.5 million as of December 31, 2010, compared with $5.6 million as of December 31, 2009.  Cash flow used in operations was $1.7 million for 2010, compared with cash flow provided by operations of $1.3 million for 2009.

Comment and Outlook

Craig Tuttle, president and chief executive officer, commented, "We have substantially increased our footprint in the molecular diagnostics laboratory market through our recent acquisition of the Clinical Data FAMILION product line, which includes a CLIA laboratory facility and business.  This acquisition brings us approximately $13.0 million in new annual revenues and a much larger presence both with insurers and patients.  This acquisition also provides us access to higher throughput technologies and an expert staff to aid us in growing our reference laboratory business."

"We continue to leverage our core instrument business for on-going instrument sales worldwide as well as employ our instruments and related expertise in our two laboratory services businesses.  We anticipate growth in both of our laboratory services businesses and we continue to seek out new assay technologies and tests to license or develop internally to expand our menu offerings for both of these service businesses."

Conference Call

Company management will discuss fourth quarter and full year 2010 financial results and answer questions during a conference call tomorrow beginning at 11:00 a.m. Eastern time. To access the call via telephone, please dial 800-895-1715 or 785-424-1059.  The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived recording of the call can be accessed using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern time on Wednesday, March 25, 2011 by dialing 800-723-0528 or 402-220-2654.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com ) develops and markets molecular diagnostic technologies, tests, and services for oncology, cardiology, hematology, inherited disorders, and diseases of aging.  The Company is advancing the analysis of DNA and RNA at the molecular level, making it possible to detect disease more accurately at earlier stages, bringing improvements in the quality of patient care and lowering the costs of disease management.  Service offerings include the Transgenomic Molecular Laboratory, which provides reference laboratory services specializing in molecular diagnostics. Transgenomic Pharmacogenomics Services is a CRO for pharmacogenomic, translational research and clinical trials.

In December of 2010, we acquired a second CLIA certified laboratory in New Haven, Connecticut which specializes in genetic disorders associated with cardiomyopathies and channelopathies.  We believe there is a significant opportunity for us to continue serving the growing demand for molecular-based testing by leveraging our technologies, experience and expertise in biomarker analysis. In addition, we continue to seek and evaluate new technologies and new laboratory tests which will further extend our offerings in our Molecular Diagnostics Laboratory and our Pharmacogenomics Services Lab.

Product offerings include the WAVE® Systems and associated consumables specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification.  With broad applicability to genetic research, nearly 1,500 systems have been shipped to customers in more than 50 countries. The SURVEYOR® Mutation Detection Kits provide reagents and protocols for high sensitivity detection of mutations in DNA.  HANABI automated chromosome harvesting systems improve laboratory productivity with consistent quality compared with manual methods for cytogenetic karyotyping and FISH analyses.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Transgenomic, Inc. Summary Financial Results Unaudited Condensed Consolidated Statements of Operations (dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
NET SALES	$ 5,092	$ 6,515	$ 20,048	$ 22,023
COST OF GOODS SOLD	2,716	3,127	10,284	10,418
Gross profit	2,376	3,388	9,764	11,605
OPERATING EXPENSES:
Selling, general and administrative	3,309	2,397	10,933	10,319
Research and development	354	714	2,305	3,182
Restructuring charges	66	—	138	—
	3,729	3,111	13,376	13,501
INCOME (LOSS) FROM OPERATIONS	(1,353)	277	(3,612)	(1,896)
OTHER INCOME:
Interest income (expense)	(6)	1	(4)	15
Other, net	632	7	632	3
	626	8	628	18
INCOME (LOSS) BEFORE INCOME TAXES	(727)	285	(2,984)	(1,878)
INCOME TAX EXPENSE	40	156	150	42
NET INCOME (LOSS)	$ (767)	$ 129	$ (3,134)	$ (1,920)

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
From continuing operations	$ (0.02)	$ 0.00	$ (0.06)	$ (0.04)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	49,289,672	49,189,672	49,243,839	49,189,672
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,289,672	49,217,942	49,243,839	49,189,672

Transgenomic, Inc. Summary Financial Results Unaudited Condensed Consolidated Statements of Cash Flows (dollars in thousands)
	Year Ended December 31,
	2010	2009
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$ (1,718)	$ 1,267

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(6,226)	(377)

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,761	—

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(5)	(19)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,188)	871

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,642	4,771

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 3,454	$ 5,642

Transgenomic, Inc. Summary Financial Results Unaudited Condensed Consolidated Balance Sheets (dollars in thousands)
	December 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 3,454	$ 5,642
Accounts receivable (net of allowances for bad debts of $334 and $310, respectively)	7,601	4,522
Inventories (net of allowance for obsolescence of $518 and $507, respectively)	3,344	3,552
Other current assets	635	738
Total current assets	15,034	14,454
PROPERTY AND EQUIPMENT, NET	1,602	967
OTHER ASSETS:
Goodwill	6,275	—
Intangibles (net of accumulated amortization of $519 and $525, respectively)	8,962	383
Other assets	154	200
	$32,027	$16,004
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 1,360	$ 1,013
Accrued compensation	875	573
Short term debt	989	—
Accrued expenses	3,231	2,517
Contractual obligation	1,628	—
Current portion of lease obligations	170	—
Total current liabilities	8,253	4,103
Long term debt less current maturities	8,640	—
Series A convertible preferred stock, $0.1 par value, 3,879,307 shares authorized, 2,586,205 shares issued and outstanding	1,457	—
Beneficial conversion feature	1,983	—
Warrant liability	2,351	—
Other long term liabilities	843	239
Total liabilities	23,527	4,342
STOCKHOLDERS' EQUITY	8,500	11,662
	$ 32,027	$ 16,004

CONTACT:  Brett Frevert, CFO of Transgenomic, Inc., +1-402-452-5400, investorrelations@transgenomic.com